Exhibit 10.15

FIRST AMENDMENT
TO
CHANGE IN CONTROL AGREEMENT

This First Amendment to Change in Control Agreement (“Amendment”) dated as of December       , 2008 is made and entered into by and among Danvers Bancorp, Inc., a Delaware company (the “Company”) and its subsidiary, Danversbank, a Massachusetts savings bank with its main office in Danvers, Massachusetts (the “Bank” and collectively with the Company, the “Employers”), and                                                              (the “Executive”).

WHEREAS, the Employers and the Executive are parties to a Change in Control Agreement dated as of                                       , 2007 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Employers and the Executive agree as follows:

1.             Section 3(b) of the Agreement is hereby amended by adding the following immediately after the word “mean” and before the words “the occurrence” in the second sentence thereof:

“that the Executive has complied with the “Good Reason Process” (hereinafter defined) following”

2.             Section 3(b) of the Agreement is further amended by deleting Sections 3(b)(i) through 3(b)(iv) in their entirety and substituting the following therefor:

“(i)          a material diminution, not consented to by the Executive, in the Executive’s responsibilities, authorities or duties, from the responsibilities, authorities or duties exercised by the Executive immediately prior to the Change in Control; or

(ii)           a material diminution in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time hereafter except for across-the-board reductions similarly affecting all or substantially all management employees; or

(iii)          the relocation of the Employers’ offices at which the Executive is principally employed immediately prior to the date of a Change in Control (the “Current Offices”) to any other location more than 50 miles from the Current Offices, or the requirement by the Employers for the Executive to be based at a location more than 50 miles from the Current Offices, except for required travel on the Employers’ business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Change in Control; or

(iv)          the material breach of this Agreement by the Employers.”

3.             Section 3(b) of the Agreement is further amended by adding the following to the end thereof:

“‘Good Reason Process’ shall mean that (i) the Executive reasonably determines in good faith that a ‘Good Reason’ condition has occurred; (ii) the Executive notifies the Employers in writing of the first occurrence of the Good Reason condition within 60 days of the first occurrence of such condition; (iii) the Executive cooperates in good faith with the Employers’ efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates his employment within 60 days after the end of the Cure Period.  If the Employers cure the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.”

4.             Section 4(c) of the Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit described in this Agreement constitutes ‘non-qualified deferred compensation’ under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall only be payable upon the Executive’s ‘separation from service.’  The term ‘separation from service’ shall mean the Executive’s ‘separation from service’ from the Bank or the Company, an affiliate of the Bank or the Company or a successor entity within the meaning set forth in Section 409A of the Code, determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).  The Employers make no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.”

5.             Section 5 of the Agreement is hereby amended by deleting the second sentence of such Section and substituting the following therefor:

“To the extent that there is more than one method of reducing such payments to bring them within the Threshold Amount, the Severance Payments shall be reduced in the following order:  (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits.  To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.”

6.             Section 18 of the Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefor:

“In the event that the Executive is party to an employment agreement with the Employers providing for change in control payments or benefits, the Executive shall receive the benefits under only one agreement, which shall be the agreement pursuant to which the Executive would receive the greatest aggregate amount (calculated on an after-tax basis).”

7.             All other provisions of the Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Agreement except to the extent specifically provided for herein.

8.             The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

9.             This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to Change in Control Agreement to be duly executed by its officer thereunto authorized, and the Executive has hereunto set his hand, all on the day and year first above written.

DANVERS BANCORP, INC.

By:
Name:
Title:

DANVERSBANK

By:
Name:
Title:

EXECUTIVE

[Executive]